INVESTORS REAL ESTATE TRUST 12 South Main
                     Minot, ND  58701 (701) 837-IRET (4738)
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given to the Shareholders of Investors Real Estate Trust that the 27th Annual Meeting of Shareholders will be held in the Executive Room, International Inn, in Minot, North Dakota, at 7:00 P.M. on Tuesday, August 19, 1997, for the following purposes:

1.  To elect ten trustees of the Trust.
2. To ratify or reject the selection of Brady, Martz & Associates, P.C. as Independent Certified Public Accountants for the Trust; and
3. To transact such other business as may properly come before the meeting or any adjournment thereof.

              The date fixed by the Board of Trustees as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on May 31, 1997.

     You are cordially invited to attend the Annual Meeting in person.

     Shareholders who do not expect to be present personally at the meeting are urged to fill in, date, sign, and return the accompanying proxy in the enclosed envelope. It is important that your shares be represented and voted at the meeting. The Board of Trustees sincerely hopes that all Shareholders are able to attend the Annual Meeting.

               By order of the Board of Directors this 30th day of July, 1997.

                                         Timothy P. Mihalick Secretary

                             YOUR VOTE IS IMPORTANT!

     Please indicate your voting instructions on the enclosed proxy. Date, sign, and return it in the stamped envelope provided. To avoid additional expense of further solicitation, we ask your cooperation in mailing your proxy promptly.

                               PROXY STATEMENT

                          INVESTORS REAL ESTATE TRUST
                                 12 South Main
                               Minot, ND  58701

                                 SOLICITATION

     The enclosed proxy is solicited by the Board of Trustees of Investors Real Estate Trust in connection with the Annual Meeting of Shareholders to be held on August 19, 1997, and it may be revoked by you at any time prior to its use. The shares represented by the proxies received will be voted at the meeting by the representative of the Board of Trustees. This proxy statement is expected to be mailed on July 30, 1997 to Shareholders of record as of May 31, 1997.

     As of May 31, 1997, there were issued and outstanding
14,997,591 shares of Beneficial Interest of Investors Real Estate Trust and each such outstanding share of Beneficial Interest is entitled to one vote. To the Trust's knowledge, no person is the beneficial owner of 5% or more of the outstanding shares of Beneficial Interest of the Trust.

     Only stockholders of record on the books of the Trust at the close of business on May 31, 1997, will be entitled to vote at the meeting.

     All expenses in connection with the solicitation of this proxy will be paid by the Trust.

     Any proxy given pursuant to this solicitation and received by the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below, FOR the ratification of the appointment of Brady, Martz & Associates P.C. as independent certified public accounts for the Trust's fiscal year ending April 30, 1998, and, in the direction of the proxies, on any other matter properly brought before the meeting or any adjournment thereof. You may revoke the proxy by giving written notice thereof to the secretary of the meeting, by executing a later proxy or by attending the meeting and voting your shares in person.

                        NOMINEES FOR ELECTION AS TRUSTEES

     It is intended that the proxies received will be voted for the election of the nominees named below, all of whom are presently members of the Board of Trustees of Investors Real Estate Trust. Although the Board does not contemplate that any of the nominees will be unable to serve, in the event any nominee is unable or declines to serve as a trustee at the time of the Annual Meeting, the proxy will be voted for any nominee who shall be designated by the present Board of Trustees to fill such vacancy. The term of office for which trustees are elected is until the next Annual Meeting of Shareholders and until their successors are elected or appointed. The tabulation below shows information concerning each nominee for Trustee and the Trust's advisor.

NOMINEE AND POSITION     PRINCIPAL OCCUPATION          TRUSTEE      SHARES BENEFICIALLY
WITH TRUST               DURING PAST 5 YEARS            SINCE       OWNED AS OF 5/31/97
C. Morris Anderson;      Director of Dakota Boys Ranch
age 68                   (25 yrs.); President of North
Trustee                  Hill Bowl, Inc.; Director of
                         International Inn, Inc. and
                         Norwest Bank - Minot, N.A.,
                         and a Partner in Magic City
                         Realty, Ltd.                   1970        8,929 (1)

Ralph A. Christensen;    Retired rancher; former Director
age 68                   of First Bank - Minot, N.A.;
Trustee and Chairman     Chairman of IRET               1970       42,238 (2)

John D. Decker;
age 80
Trustee                  Investor                       1970       47,416 (3)

Mike F. Dolan;
age 86
Trustee and Vice-
  Chairman               Investor; Vice-Chairman of
                         IRET                           1978      228,921 (4)

J. Norman Ellison, Jr;   Businessman; Managing Partner
age 74                   of Ellison Realty Co.; Former
Trustee                  Director of First Bank -
                         Minot, N.A.                    1970       18,340 (5)

Daniel L. Feist;         Realtor; Broker; Real Estate
age 65                   Developer; Builder; General
Trustee                  Contractor; President-Owner
                         Feist Construction & Realty;
                         Investor; Businessman; former
                         Director of First Bank System
                         - Minot, N.A.; Director N.D.
                         Holdings, Inc. - Minot         1985      442,872 (6)

Patrick G. Jones;
age 49
Trustee                  Investor                       1986       79,624 (7)


Jeff L. Miller;          Investor; Businessman; President
age 53                   of M&S Concessions, Inc. and
Trustee and Vice-        former president of Coca-Cola
  Chairman               Bottling Co. of Minot; former
                         Director of First Bank -
                         Minot                          1985      137,406 (8)

Roger R. Odell;          Realtor; President of IRET;
age 71                   Partner in Odell-Wentz &
Trustee and President    Associates (Advisor of IRET);
                         Director of Investors Management
                         & Marketing, Inc. and Inland
                         National Securities, Inc.;
                         Partner in Magic City
                         Realty, Ltd.                   1970      140,565 (9)

Thomas A. Wentz, Jr.;    Attorney, Pringle & Herigstad,
age 31                   P.C.; Sole General Partner of
Trustee                  WENCO, Ltd.                    1996      166,832 (10)

  (1) 5,729 shares are owned by Mr. Anderson and his wife as Joint Tenants. 3,200 shares are owned by Mr. Anderson's wife; he disclaims beneficial ownership of these shares.

  (2) Includes shares held in Mr. Christensen's IRA, and also his wife's IRA, which is comprised of 603 shares. The balance is owned by Mr. Christensen and his wife as Joint Tenants. Mr. Christensen's children own 16,679 shares as to which Mr. Christensen does not have beneficial ownership or any dispositive powers.

  (3) Owned by Mr. Decker and his wife as Tenants in Common. Mr. Decker's children own 9,177 shares as to which Mr. Decker does not have beneficial ownership or dispositive powers.

  (4) Mr. Dolan's children own 41,354 shares, as to which Mr. Dolan disclaims beneficial ownership or dispositive powers.

  (5) Includes 4,689 shares held by Mr. Ellison's wife. Mr. Ellison disclaims beneficial ownership of such shares.

  (6) Includes 116,820 shares held in Mrs. Feist's name and in her IRA, of which Mr. Feist disclaims beneficial ownership. Also includes shares held in Mr. Feist's IRA's. Mr. Feist's children own 88,878 shares as to which Mr. Feist does not have beneficial ownership or dispositive powers.

  (7) Includes 39,723 shares held by Mrs. Jones and in her IRA. Mr. Jones disclaims beneficial ownership of such shares. Also includes shares held in Mr. Jones' IRA. Mr. Jones' children own 11,601 shares as to which Mr. Jones disclaims beneficial ownership.

  (8) 45,409 of such shares are owned by Mr. Miller's wife. Mr. Miller disclaims beneficial ownership of such shares. Also includes shares held in Mr. Miller's IRA.

  (9) Includes 9,848 shares owned by Magic City Realty and 20,757 shares owned by Investors Management & Marketing, Inc. Also includes shares held in Mr. Odell's IRA, and 67,897 shares owned by Mr. Odell's wife, as to which shares Mr. Odell disclaims beneficial ownership. Mr. Odell's children own 72,081 shares as to which Mr. Odell does not have beneficial ownership or dispositive powers.

 (10) Includes 164,877 shares owned by Wenco, Ltd., of which Mr. Wentz, Jr. is Sole General Partner.

     As of May 31, 1997, all of the above trustees as a group owned or held voting control of 1,313,143 shares of Beneficial Interest of IRET, representing 8.76% of the 14,997,591 shares then outstanding.

     During the fiscal year ending April 30, 1997, there were twelve regular meetings of the Board of Trustees. All of the trustees attended 75% or more of the meetings held during said fiscal year.

     There are no separate audit, nominating or compensation committees of the Board of Trustees, which duties are performed by the Board as a whole.

     The last shareholder meeting at which trustees were elected was held on August 21, 1996, at which meeting shareholders owning 62.8% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

             COMPENSATION AND TRANSACTIONS WITH TRUSTEES AND ADVISOR

     The following tabulation shows the cash compensation paid by IRET to its trustees and officers during its fiscal year ending April 30, 1997. The Trust has no retirement, bonus, or deferred compensation plan and no other compensation will accrue, directly or indirectly, to any of the trustees except as noted below.

                                                       CASH COMPENSATION
                         CAPACITY IN                   FOR  YEAR ENDING
NAME                     WHICH SERVED                   APRIL 30, 1997
C. Morris Anderson       Trustee                          $ 8,204.00

Ralph A. Christensen     Trustee & Chairman                10,199.50

John D. Decker           Trustee                            8,304.00

Mike F. Dolan            Trustee & Vice-Chairman            9,352.75

J. Norman Ellison, Jr.   Trustee                            8,404.00

Daniel L. Feist          Trustee                            8,304.00

Jeff L. Miller           Trustee & Vice-Chairman            9,152.75

Patrick G. Jones         Trustee                            8,304.00

Thomas A. Wentz, Jr.     Trustee                                 (2)

Roger R. Odell           Trustee & President                     (1)

Thomas A. Wentz, Sr.     Vice-President                      (1)&(2)

Timothy P. Mihalick      Secretary                               (1)

  (1)  Mr. Odell and Mr. Wentz, Sr. are members of Odell-Wentz & Associates,
       L.L.C., the Advisor to the Trust. Mr. Mihalick is Vice-President and
       Principal Operating Officer of the Advisor. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments.
       For the year ending April 30, 1997, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said
       Agreement of $667,366.70. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1997, Investors Management & Marketing, Inc.
       received $408,903.64 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as a broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1997, the Trust paid Inland National Securities, Inc. $291,143.37 as security sales fees.

  (2)  Mr. Wentz, Sr. and Mr. Wentz, Jr. are members of the law firm of Pringle
       & Herigstad, P.C., counsel for the Trust. During the fiscal year ending
       April 30, 1997, the Trust paid Pringle & Herigstad, P.C. the sum of
       $36,045.27 for legal services rendered and disbursements made on behalf the Trust.

                               ADVISORY AGREEMENT

     Roger R. Odell has served as advisor to IRET since its formation in 1970.
As of January 1, 1986, a revised Advisory Agreement was entered into between IRET and Odell-Wentz & Associates, a partnership of Roger R. Odell and Thomas A.
Wentz, Sr.. Mr. Odell serves as president and Mr. Wentz, Sr. serves as vice-president of IRET. Mr. Wentz, Sr. has also served as attorney for IRET since its formation as a member of the law firm of Pringle & Herigstad, P.C.

     Under the Advisory Agreement, the advisor has the following duties and responsibilities:

        Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to Shareholders and also for the postage for mailing reports, checks and other documents to Shareholders.

        The Advisor, under the direction of trustees, shall be responsible to conduct all operations of IRET including:

          Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

          Payment of bills;

          Disbursements of dividends;

          Preparing monthly reports to the trustees;

          Preparing quarterly and annual reports to Shareholders;

          Preparing notices of Shareholders' meetings and proxies and proxy statements; and

          Advising the trustees as to investment decisions including acquisition and disposition of real estate and other permissible investments.

     For providing the above services, the Advisor is compensated as follows:

     BASIC COMPENSATION. Advisor shall receive monthly as its basic compensation for the above described services a percentage of the "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:


          1/12th of .9% of net invested assets up to $10,000,000; and

          1/12th of .8% of net invested assets over $10,000,000 but not less than $20,000,000; and

          1/12th of .7% of net invested assets in excess of $20,000,000.

For the purpose of this agreement, "net invested assets" shall be determined as follows:

          Add:      +total assets at cost

                    +depreciation reserve

                    +unearned contract receivable discount

                    +deferred gain account

          Subtract: -cash

                    -marketable securities, less margin accounts


                    -total liabilities

     ADDITIONAL COMPENSATION. For its services in investigating and negotiating the acquisition of real estate equities, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first
$2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

     LIMITATION. Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.

     Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the Shareholders holding a majority interest in IRET.

              SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Brady, Martz & Associates, P.C., Minot, North Dakota, has served as the independent certified public accountant for IRET since its formation in 1970.
This firm has examined and reported on IRET's financial statements for all of its fiscal years including the fiscal year ending April 30, 1997.

     The Board of Trustees of IRET has selected Brady, Martz & Associates, P.C., as the independent certified public accountant for IRET for its fiscal year ending April 30, 1998, subject to ratification or rejection by the Shareholders.
IRET is advised that neither Brady Martz & Associates nor any of its professional members has any direct or indirect material financial interest in IRET.

     It is expected that a representative of Brady, Martz & Associates will be present at the Annual meeting.

     The Board of Trustees recommends that the Shareholders vote FOR the ratification of the selection of Brady, Martz & Associates as the independent certified public accountant for IRET.

                 SHAREHOLDERS PROPOSALS FOR 1998 ANNUAL MEETING

     A proposal submitted by a Shareholder for action at IRET's 1998 Annual
Meeting must be received by IRET at its offices at 12 South Main, Minot, North Dakota 58701, not later than May 31, 1998, in order to be included in IRET's proxy statement for the 1998 Annual Meeting. It is suggested that proposals be submitted by certified mail, return receipt requested.

                                  OTHER MATTERS

     The trustees do not know of any other business which will be presented for consideration at the meeting. If any other business properly comes before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as proxies are not limited to the contrary.

                                               Timothy P. Mihalick
                                                         Secretary

                     FIVE-YEAR PERFORMANCE COMPARISON

     The table below provides an indicator of the cumulative total shareholder returns for the Trust as compared to the S&P 500 Stock Index and a Peer Group
(1). The comparison assumes the investment of $100 in the stock of IRET and in each of the indices, and the reinvestment of all dividends.

         March 1,   March 1,   March 1,   March 1,   March 1,   March 1,
           1992       1993       1994       1995       1996      1997
IRET       100       110.34     123.42     142.89     158.50    177.03

S&P        100       110.59     119.73     128.48     172.84    217.92

Peer       100       133        144        141        171       199

  (1) The Peer Group consists of the real estate investment trusts included by the National Association of Real Estate Investment Trusts in its "Equity REIT Index." IRET is classified by NAREIT as an equity real estate investment trust (more than 75% of assets invested in real estate equities), but is not included in said statistical index.